Exhibit 10.12(d)


                       SEVERANCE AGREEMENT



          This Severance Agreement (the "Agreement") was executed by the parties as of the date set forth on the signature page (the "Signature Date") and was authorized and effective as of September 4, 2003 (the "Effective Date"), by and between FLYi, Inc., a Delaware corporation ("FLYI") and Independence Air, Inc., a California corporation ("Independence Air"), and _______________ ("Employee").

     Witnesseth That:

      Whereas, Employee is currently employed by the Company as Senior Vice President of _____________________; and

      Whereas, the Company and Employee desire to expressly set forth in this Agreement the terms of Employee's employment with the Company; and

     Whereas, on September 4, 2003 the Compensation Committee of the Board of Directors of FLYi, Inc. determined that the best interests of the Company would be served by setting forth the terms and conditions of and benefits provided for Employee's employment with the Company;

     Now, Therefore, the parties, for and in consideration of the
mutual   and  reciprocal  covenants  and  agreements  hereinafter
contained, and intending to be legally bound hereby, do contract and agree as follows:

          1. Employment Company hereby employs Employee and Employee hereby accepts employment by Company and agrees to perform his duties and responsibilities hereunder upon all of the terms and conditions as are hereinafter set forth. For purposes of this Agreement, as used in the definition of Change in Control, "Company" shall mean FLYi, Inc., and as used elsewhere in this Agreement shall mean FLYi, Inc. and its subsidiaries, and shall also mean any successor to FLYi, Inc., including without limitation any corporation or other entity into which it is merged or which acquires all or substantially all of its outstanding common stock or assets.

          2. Duties Employee shall serve the Company in the capacities of Senior Vice President of ____________. Employee shall generally be responsible for all elements of
_________________________________________________________________
__. Employee's duties may be changed from time to time to support the requirements of the Company, consistent with Employees experience and expertise. Employee shall otherwise be responsible for carrying out all such other duties and services for the Company commensurate with Employee's position, as may be designed from time to time by ____________.

          3. Term of Employment Employee's term of employment under this Agreement shall commence on the Effective Date and shall terminate on July 31, 2005, unless further extended as hereinafter set forth. On August 1, 2005, and on August 1 in each subsequent year, this Agreement shall automatically be extended for an additional twelve (12) months without further action by either party unless Employee's employment has previously been terminated, or unless Employee or the Company has provided notice of intention to terminate Employee's employment pursuant to the terms of Paragraph 10 below (in which case Employee's term of employment under this Agreement will be extended to the pending Termination Date).

          4. Extent of Service Employee shall devote such time and attention as is required to perform his obligations under this Agreement and will at all times faithfully and industriously, consistent with his ability, experience and talent, perform his duties hereunder under the direction of
_____________.

          5. Compensation During the term of this Agreement, Company agrees to pay to Employee, and Employee agrees to accept from Company, in full payment for services rendered by Employee and work to be performed by him under the terms of this Agreement, the following:

                 A.     Salary.    An  annual  base   salary   of
______________________________________________     ($__________),
shall be paid to Employee. The amount of Employee's base salary shall be adjusted annually or otherwise from time to time as determined by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). Employee's base salary for each year shall be payable to him in accordance with the reasonable payroll practices of the Company as from time to time in effect for executive employees (but in no event less often than monthly).

                B. Management Incentive Plan and Executive Bonuses. Employee shall participate in the Company's Senior Management Incentive Plan and in its Management Incentive Plan, both for so long as the Board of Directors determines to maintain either of such plans, or any successor bonus plan or program for key executives.

                C. Discretionary Compensation. The Company may pay Employee discretionary compensation, bonuses and benefits in addition to those provided for herein in such amounts and at such times as the Compensation Committee shall determine.

          6.   Benefits

               A. The Company shall pay for or provide Employee such vacation time and benefits, including but not limited to, coverage under Company's major medical, accident, health, dental, disability and life insurance plans, as are made available to other employees of Company generally (and, to the extent provided by such policies, to Employee's dependents).

                B. The Company agrees to promptly reimburse Employee for any otherwise unreimbursed health or medical insurance premiums and/or uncovered medical expenses up to $10,000 per calendar year under a written medical reimbursement plan maintained for Employee and other key executive employees. If such payments are taxable to Employee, the Company shall pay Employee a gross-up equal to the estimated income, FICA and Medicare taxes due with respect to such reimbursement, with federal and state income taxes being estimated at the highest marginal rates.

                C. The Company agrees to reimburse Employee for the cost of investment and tax planning services up to $5,000 incurred during each calendar year. If such payments are taxable to Employee, the Company shall pay Employee a gross-up equal to the estimated income, FICA and Medicare taxes due with respect to such reimbursement, with federal and state income taxes being estimated at the highest marginal rates.

          7. Reimbursement of Expenses The Company agrees to promptly reimburse Employee, within fifteen (15) days after presentation of receipts and other appropriate documentation, for all reasonable, ordinary and necessary travel costs and other necessary expenses incurred by Employee in performing his duties pursuant to this Agreement.

          8. Stock Options The Company may from time to time grant to Employee options under the FLYI's Stock Option Plan to purchase shares of the common stock of FLYI at the price per share at the closing of the trading market on the last business date prior to such grant. Any such grant will be pursuant to the terms of the Stock Option Agreement being utilized at the time of the grant for stock options granted to Senior Vice Presidents of the Company. The Compensation Committee retains full discretion of whether to grant any stock options, and if so to change the terms of the Stock Option Agreement for any such stock options.

          9. Deductions Deductions shall be made from any component of Employee's compensation provided pursuant to this Agreement or otherwise for social security, Medicare, federal, state and local withholding taxes, and any other such taxes as may from time to time be required by any governmental authority.

          10.    Termination   Employee's  employment  with   the
Company shall be terminated only in accordance with the following provisions:

               A.   Disability.

                     (i)   In  the  event Employee  shall  become
mentally or physically disabled so as to have been unable to perform his duties hereunder (such determination to be made solely by the Company) for six (6) consecutive months, Company shall have the right to terminate Employee's employment with Company upon the expiration of such six month period; provided, however, that upon any such termination Company shall be obligated to provide Employee with Severance Compensation as provided in Paragraph 10.E. herein. Such six-month period shall be deemed to have commenced on the date when Employee is first unable to perform his duties on a substantially full-time basis because of mental or physical disability and shall end on the date on which Employee shall return to the substantial full-time performance of his duties. If at the expiration of such six month period, the Company shall desire to terminate Employee on the basis of disability, it shall give written notice to him.
Employee's employment shall thereafter be terminated if he does not return to substantial full-time performance of his duties within ten (10) calendar days after such notice is given.

                    (ii) For purposes of this Agreement, Employee shall be deemed to be disabled when he shall have been absent from his duties because of sickness, illness, injury or other physical or mental infirmity on a substantially full-time basis.

                    (iii) At the end of any disability (other than a disability that results in the termination of Employee's employment with the Company), Employee shall return to work and this Agreement shall continue as though such disability had not occurred.

                    (iv) The Company will have sole discretion in determining whether Employee is subject to any disability.

                     (v)  During any period in which Employee  is
disabled but his employment shall not have been terminated, Employee shall continue to receive his base salary and any applicable bonus, and shall continue to receive all benefits as an employee and as provided herein generally. Any options previously granted shall continue to vest, but no new options shall be issued to Employee.

                     (vi)  The  Company may utilize a  disability
policy to fund, in whole or in part, the compensation that would be due to Employee during the term of or in the event of a disability, in which case the proceeds of the policy would not be in addition to any compensation otherwise payable to Employee. Any compensation due to Employee from the Company during a period of disability or during a Severance Period following a termination of employment as a result of a disability, will be reduced by the amount of any proceeds provided to Employee from any disability policy provided by and at the expense of the Company. Except as provided in the preceding two sentences, nothing contained herein shall be construed to affect Employee's rights under any disability insurance or similar policy, whether maintained by the Company, Employee or another party.

               B.   Death.

                    (i) Employee's employment with Company shall terminate immediately upon Employee's death; provided, however, that Company shall be obligated to provide the Severance Compensation as specified in Paragraph 10.E. herein to Employee's estate, heirs or beneficiaries.

                      (ii)  Nothing  contained  herein  shall  be
construed to affect Employee's rights under any life insurance or similar policy, whether maintained by Company, Employee or another party. The Company may utilize a life insurance policy to fund, in whole or in part, the Severance Compensation that would be payable in the event of Employee's death, in which case the proceeds of any such policy would not be in addition to any Severance Compensation otherwise payable under this Paragraph 10.B.

               C.   Termination by Employee

                       (i)  Other  than  Following  a  Change  in
Control. Employee may terminate his employment by delivering to Company thirty (30) day's written notice, and such termination shall be effective on the thirtieth (30th) day following the date of receipt of such notice (the "Termination Date"). In such event, Employee (i) shall continue to render his services up to the Termination Date if so requested by Company and (ii) shall be paid his regular base salary and shall receive all benefits up to the Termination Date. Employee will be entitled to payment of any bonus due but not yet paid for prior bonus periods (paid at the same time it would have been paid had Employee's employment not been terminated), but will not be entitled to Severance Compensation, to any bonus for the current bonus period, or to any other compensation, bonus or fringe benefits accrued after the Termination Date.

                      (ii)   Following  a  Change   in   Control.
Notwithstanding the above, in the event of any termination by Employee of his employment with the Company which is effected within twelve (12) months following a Change in Control as defined and determined under Paragraph 12 of this Agreement, Company shall be obligated to provide Employee with Severance Compensation as provided in Paragraph 10.E. herein, provided that any amounts due as Severance Compensation shall be reduced as provided in Paragraph 12.C. of this Agreement. The twelve month period will be deemed to mean any notice given within twelve months following a Change in Control where an actual termination occurs within sixty days following said notice.

               D.   Termination by Company.

                    (i) Without Cause. The Company may, without cause, terminate Employee's employment under this Agreement at any time by giving Employee fifteen (15) days' written notice thereof, and such termination shall be effective on the fifteenth day following the date such notice is given (said 15th day, the "Termination Date"). In the event Employee's employment with Company is terminated without cause, Company shall be obligated to provide Employee with Severance Compensation as provided in Paragraph 10.E. herein. At the option of Company, Employee's employment shall be immediately terminated upon the Company giving such notice, in which case Employee shall continue to receive his full base salary and related fringe benefits through the Termination Date. Notwithstanding any provision of this Agreement to the contrary, any termination of Employee's employment by the Company, for any reason or no reason, effected as a result of, in connection with or within twelve (12) months following a Change in Control, as defined and determined under Paragraph 12 of this Agreement, shall automatically be deemed to be a termination without cause provided that any amounts due as Severance Compensation shall be reduced as provided in Paragraph 12.C. The twelve month period will be deemed to mean any notice given within twelve months following a Change in Control regardless of when actual termination occurs following said notice.

                      (ii)   For  Cause.  Company  may  terminate
Employee's employment under this Agreement immediately for "cause". In such event, the Company shall not be liable to Employee for any compensation, bonus or benefits after the date of termination of employment. Cause shall be defined as any of the following: (i) willful unauthorized misconduct in the material performance of Employee's duties hereunder, (ii) commission of an act of theft, fraud, dishonesty, or personal misconduct by Employee, which act is harmful to Company, (iii) breach of any provision of this Agreement if such breach has not been cured by Employee (or if Employee has not compensated the Company for such breach by payment of an amount deemed reasonable by the Company if the breach cannot be cured) within fifteen (15) days after the Company gives Employee written notice of such breach. Any termination under this Paragraph 10.D.(ii) shall take effect immediately upon the Company giving Employee written notice thereof.

                  E.      Severance   Compensation.    "Severance
Compensation" is defined as all of the compensation and benefits described in this Paragraph 10.E. It will be provided to
Employee upon the occurrence of any of the events described elsewhere in this Agreement as providing for Employee's receipt of Severance Compensation, but not in any other circumstances except to the extent that individual components of Severance Compensation may be separately provided pursuant to the terms of this Agreement. "Termination Date" is defined as the last day of Employee's employment with the Company. "Severance Period" is defined as the period beginning on the day following the Termination Date and ending on the day which is one year following the Termination Date. Should a termination occur upon or within twelve months following a Change in Control, the Severance Period will end on the day which is two years following the Termination Date. The compensation and benefits to be provided as Severance Compensation are as follows:

                    (i) Severance Pay. Throughout the Severance Period, Employee will receive severance pay at the rate of 100% of his annual base salary in effect at the time of his termination, to be paid on the Company's regular payroll payment dates at the same time and in the same fashion as the Company's regular payroll payments.

                      (ii)  Bonus.   The  Company  shall  pay  to
Employee a prorated portion of any annual bonus amount accrued through the Termination Date, provided, however, that such bonus amount will be paid at the time that such bonus amounts are normally paid by the Company. Proration shall be calculated by the Compensation Committee based on the percentage of the number of days in the bonus period to the actual number of days in the bonus period, times the total bonus that would have been paid for the entire bonus period had the termination not occurred. This prorated bonus payment shall be considered to be full compensation for all amounts due to Employee for bonus plans in which he was participating as of the Termination Date, and he shall not be entitled to any further payments under any of said plans during the Severance Period or thereafter. Notwithstanding the above, any bonus due to Employee for years (or any other applicable bonus period) completed prior to the Termination Date but not yet paid shall be paid in addition to the bonus described herein. If such bonus for prior years is in the form of restricted stock, such bonus will be considered earned to the extent that applicable vesting targets have been met as of the Termination Date, whether the confirmation that the targets have been met occurs before or after the Termination Date. If such targets have been met but the stock has not yet been distributed, Employee will be entitled to receive the stock, or, at the option of the Company, the cash equivalent thereof, no later than the date the stock was due to be distributed had the termination not occurred. Any such stock for which targets have not been met will be forfeited.

                     (iii)      Stock  Options.  All  options  to
purchase shares of FLYI stock that have been granted to Employee and that are not exercisable as of the Termination Date shall terminate as of said date. For all options that are exercisable as of said date, provided no Change in Control has occurred prior to that date, the terms of exercise, payment, and expiration, shall be as provided in each option agreement. For all options that are exercisable as of said date, provided that a Change in Control has occurred on or prior to that date, the terms of exercise, payment, and expiration, shall be applicable through the end of the Severance Period.

                      (iv)  Insurance  Programs.   In  the  event
Employee's  employment  with the Company is  terminated  upon  or within  twelve  months  following a Change in  Control,  coverage under the Company's major medical, dental, and disability insurance plans as from time to time provided to other executive employees of the Company (including Employee's dependents) shall continue to be paid for by the Company during the Severance Period in the same fashion as prior to the Termination Date. Provided, however, if such coverage cannot be continued during the Severance Period under the terms of such policies or plans, the Company shall reimburse Employee for the cost of comparable coverage under individually obtained policies or for COBRA coverage, or shall make other arrangements to assure that Employee has comparable coverage.
                     (v)   Vacation.  Vacation shall not continue
to accrue after the Termination Date under any circumstances.

                     (vi)  Executive Medical Reimbursement  Plan.
Reimbursement under the Executive Medical Reimbursement Plan will terminate as of the Termination Date. Employee will be entitled to reimbursement for expenses incurred prior to the Termination Date if submitted within three months following the Termination Date.

                      (vii)      Travel  Benefits.  Flight   pass
privileges currently granted to Employee for travel on the Company's aircraft will continue for the Severance Period. Employee shall not be entitled to travel benefits on any other airline.

                     (viii)     Deductions for Taxes. Subject  to
Paragraph 12.D., any compensation due to Employee hereunder will be subject to deductions for social security, federal and state withholding taxes, and any other such taxes as may from time to time be required by governmental authority.

          11.       Nonsolicitation,     Non-Competition,     and
Confidentiality

                A.   Nonsolicitation and Non-Competition.  For so
long as Employee is an employee of the Company, and continuing thereafter for twelve months following any termination of
Employee's employment, Employee shall not, without the prior written consent of the Company, directly or indirectly, as a sole proprietor, member of a partnership, stockholder or investor, officer or director of a corporation, or as an employee, associate, consultant or agent of any person, partnership, corporation or other business organization or entity other than the Company: (i) solicit or endeavor to entice away from the Company or any of its subsidiaries any person or entity who is, or, during the then most recent 12 month period, was employed by, or had served as an agent of, the Company or any of its subsidiaries; or (ii) engage in or contract with others to engage in any business enterprise, line of work consulting contract, joint venture or other arrangement which conducts a business or businesses substantially similar to the business conducted by Company in any area in which Company or any of its affiliates or subsidiaries provides or plans to provide air transportation to the public. Employee acknowledges that the geographic area covered hereby, and the period and nature of the agreed restrictions are reasonable and necessary for the protection of the business of the Company. All provisions of this Paragraph concerning non-competition are severable; and while it is the intention of the parties that all of said provisions shall be enforceable, if any one of the same shall be held to be unenforceable in whole or in part, the remainder shall continue to be in full force and effect. The provisions of clause (ii) above of this Paragraph 11.A will not apply following any termination of Employee's employment by the Company other than for cause. The terms of this Paragraph 11.A will not apply following any termination of Employee's employment that was effected as a result of, in connection with or within twelve (12) months following a Change in Control. The twelve month period will be deemed to mean any notice given within twelve months following a Change in Control regardless of when actual termination occurs following said notice.

                B.    Confidentiality.   Employee  covenants  and
agrees with the Company that he will not at any time, except in performance of his obligations to the Company hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company or any of its subsidiaries and affiliates. The term "confidential information" includes information not previously disclosed to the public or to the trade by the Company's management, or otherwise in the public domain, with respect to the Company's or any of its affiliates' or subsidiaries', products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with the Company), business plans, prospects or opportunities, but shall exclude any information which (i) is or becomes available to the public or is generally known in the industry or industries in which the Company operates other than as a result of disclosure by Employee in violation of his agreements under this Paragraph 11.B or (ii) Employee is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter or under subpoena or other process of law.

                C. Exclusive Property. Employee confirms that all confidential information is and shall remain the exclusive property of the Company. All business records, papers and documents kept or made by Employee relating to the business of the Company shall be and remain the property of the Company, except for such papers customarily deemed to be the personal copies of Employee.

                D. Injunctive Relief. Without intending to limit the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in this Paragraph 11 may result in material and irreparable injury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order and/or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Paragraph 11 or such other relief as may be required specifically to enforce any of the covenants in this Paragraph 11. If for any reason, it is held that the restrictions under this Paragraph 11 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted or modified to include as much of the duration and scope identified in this Paragraph 11 as will render such restrictions valid and enforceable.

          12.  Change in Control.

                A.    Definition.   As  used in  this  Agreement,
"Change in Control" shall mean (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity), unless the stockholders of Company immediately before such merger or consolidation own, directly or indirectly immediately following such merger or consolidation, substantially all of the combined voting power of the surviving entity in substantially the same proportion as their ownership immediately before such merger or consolidation,
(ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or
(vi) any other event specified by the Compensation Committee. The Compensation Committee reserves the right to adopt a different definition of Change in Control for stock options granted subsequent to the date hereof or for any other purposes not described herein.

                B.   Compensation Upon a Change in Control.  Upon
a  Change  in  Control, whether or not Employee's employment  has
terminated,   Employee  shall  receive  all  of   the   following
compensation, paid at the time of the Change in Control:

                    (i) Salary. A payment in the amount of 200% of Employee's annual base salary in effect at the time of the Change in Control.

                     (ii)  Bonus.  For all bonus plans  in  which
Employee is participating as of a Change in Control, the Company shall pay to Employee a lump sum bonus payout. This payout shall consist of a payment in the amount calculated by the formula [(x + y) * z] where (x) is Employee's base salary earned in the year of the Change in Control from January 1 to the date of the Change in Control, (y) is the amount which is two times Employee's annual base salary in effect at the time of the Change in Control, and (z) is the percentage which under each plan is the maximum percentage of base salary that Employee was eligible to earn during the year in which the Change in Control occurred assuming all targets were met in full, whether or not said targets actually were met. The payments provided for under this Paragraph 12.B.(ii) will be paid within thirty days following the Change in Control in cash or in such other form as bonus amounts generally are paid to eligible employees, or in a combination thereof, as determined by the Compensation Committee, whose determination and valuation of any non-cash compensation shall be final and binding and shall be considered to be full compensation for all amounts due to Employee for bonus plans in which he was participating as of the Change in Control, and he shall not be entitled to any further payments under any of said plans during the year of participation, other than pursuant to any arrangements as provided in Paragraph 12.B.(iv) below. Notwithstanding the above, any bonus due to Employee for years (or any other applicable bonus period) completed prior to the date on which the Change of Control occurs but not yet paid shall be paid in addition to the bonus described herein.

                      (iii)    Disability Insurance.  The Company
will prepay, for two full years following the Change of Control, the premiums due on any disability insurance policy as was provided to Employee as of the time of Change in Control. In the event that the Company discontinued or reduced the amount of coverage of any disability insurance within one year preceding a Change in Control, the Company shall at the time of the Change in Control re-establish disability insurance to the amount previously provided and with equivalent coverage, and shall prepay future premiums as provided herein.

                      (iv)      Other  Compensation.   All  other
compensation separately provided in this Agreement or in other agreements as occurring upon a Change in Control, including, without limitation, vesting of unvested stock options and restricted stock.

                C. Subsequent Termination Following a Change in Control. In the event that Employee's employment is terminated upon or within one year following the Change in Control such that Employee would be entitled to Severance Compensation, any amounts due at the time of termination as Severance Compensation under 10.E.(i) and 10.E.(ii) herein shall be reduced by any amounts paid under Paragraph 12.B.(i) and 12.B.(ii) at the time of Change in Control (under no circumstances would Employee be required to repay the amounts paid to Employee under Paragraph 12.B.(i) or 12.B.(ii)), but Employee will be entitled to all other Severance Compensation as provided in Paragraph 10.E. herein. In the event that Employee's employment is terminated more than one year following the Change in Control, Employee will be entitled to the benefits provided in Paragraphs 10.E.(i) and 10.E.(ii) herein.

                D.    Certain  Adjustments.  If, as a  result  of
payments provided for under or pursuant to this Agreement together with all other payments in the nature of compensation provided to or for the benefit of Employee under any other agreement in connection with a Change in Control, any state, local or federal taxing authority imposes any taxes on Employee that would not be imposed on such payments but for the occurrence of a Change in Control, including any excise tax under Section 4999 of the Internal Revenue Code and any successor or comparable provision, then, in addition to any other benefits provided under or pursuant to this Agreement or otherwise, the Company (including any successor to the Company) shall pay to Employee at the time any such payments are made under or pursuant to this or the other agreements, an amount equal to the amount of any such taxes imposed or to be imposed on Employee (the amount of any such payment, the "Parachute Tax Reimbursement"). In addition, the Company (including any successor to the Company) shall "gross up" such Parachute Tax Reimbursement by paying to Employee at the same time an additional amount equal to the aggregate amount of any additional taxes (whether income taxes, excise taxes, special taxes, employment taxes or otherwise) that are or will be payable by Employee as a result of the Parachute Tax Reimbursement being paid or payable to Employee and/or as a result of the additional amounts paid or payable to Employee pursuant to this sentence, such that after payment of such additional taxes Employee shall have been paid on a net after-tax basis an amount equal to the Parachute Tax Reimbursement. The amount of any Parachute Tax Reimbursement and of any such gross-up amounts shall be determined by the Company's independent auditing firm, whose determination, absent manifest error, shall be treated as conclusive and binding absent a binding determination by a governmental taxing authority that a greater amount of taxes are payable by Employee.

          13. Assignment This Agreement, as it relates to the employment of Employee, is a personal contract and the rights and interests of Employee hereunder may not be sold, transferred, assigned, pledged or hypothecated. However, this Agreement shall inure to the benefit of and be binding upon Company and its successors and assigns including, without limitation, any corporation or other entity into which Company is merged or which acquires all or substantially all of the outstanding common stock or assets of Company. Company may provide, without the prior written consent of Employee, that Employee shall be employed pursuant to this Agreement by any of its affiliates instead of or in addition to Company, and in such case all references herein to the "Company" shall be deemed to include any such entity, provided that such action shall not relieve Company of its obligation to make or cause an affiliate to make or provide for any payment to or on behalf of Employee pursuant to this Agreement.

          14. Invalid Provisions The invalidity of any one or more of the paragraphs or provisions of this Agreement shall not affect the reasonable enforceability of the remaining paragraphs or provisions of this Agreement, all of which are inserted herein conditionally upon being valid in law; and in the event one or more of the paragraphs or provisions contained herein shall be invalid, this instrument shall be construed as if such invalid paragraphs or provisions had not been inserted or, alternatively, said paragraphs or provisions shall be reasonably limited to the extent that the applicable court interpreting the provisions of this Agreement considers to be reasonable.

          15. Specific Performance The parties hereby agree that any violation by Employee of the covenants and agreements contained herein shall cause irreparable damage to the Company, and the Company may, as a matter of course, enjoin and restrain said violation by Employee by process issued out of a court of competent jurisdiction, in addition to any other remedies that said court may see fit to award.

          16. Binding Effect All the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

          17. Waiver of Breach or Violation Not Deemed Continuing The waiver by the Company of any provision of this Agreement may be effected only by a written waiver duly executed on behalf of the Company and except to the extent specifically provided in such waiver shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

          18. Entire Agreement; Law Governing This Agreement supersedes and any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, by and between the Company and Employee, and contains all the covenants and agreements among the parties with respect to such subject matter. Notwithstanding the foregoing, to the extent that any compensation or benefit provided for hereunder was paid, granted, credited or funded under and pursuant to an earlier version of this Agreement with respect to service prior to the Effective Date and at rates provided for under such earlier version, then such compensation or benefit need not be again paid, granted or funded, respectively, pursuant to this Agreement. This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia, without regard to principles of conflicts of law. Employee hereby acknowledges that he was given the opportunity to be represented by counsel of his choosing in the drafting and negotiation of this Agreement and that he reviewed this Agreement. In interpreting this Agreement, a court shall not treat either party as the draftsman of the Agreement.

          19.    Paragraph   Headings   The  Paragraph   headings
contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement.

          20. Release by Employee In the event of a termination of employment by Employee that results in the payment of Severance Compensation to him pursuant to the terms of this Agreement, in consideration for such Severance Compensation and as a condition precedent to the payment thereof, Employee hereby agrees to execute a full and complete release to the Company releasing any and all claims that he may have against the Company including any claims relating to his termination of employment.

          21. Notices All notices permitted or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given, subject to the further provisions of this Paragraph 21, for all purposes when presented personally to such party (which in the case of notice to the Company, shall be presented to the person holding the office or offices identified below) or sent by facsimile transmission, any national overnight delivery service, or certified or registered mail, to such party at its address set forth below:

          If to Employee, to the most recent address indicated for Employee's residence in the personnel records of Company, unless Employee gives written notice that such notices are to be delivered to another address.

                    If to Independence Air or the Company:

                    FLYi, Inc.
                    Independence Air, Inc.
                    45200 Business Court
                    Dulles, VA  20166
                     Attention:   General  Counsel  or  Corporate
Secretary
                    Fax No. (703) 650-6294

          Such notice shall be deemed to be given and received when delivered if delivered personally, upon electronic or other confirmation of receipt if delivered by facsimile transmission, the next business day after the date sent if sent by a national overnight delivery service, or five (5) business days after the date mailed if mailed in the continental United States by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

In   Witness  Whereof,  the  Company  has  hereunto  caused  this
Agreement to be executed by a duly authorized officer and Employee has hereunto set his hand as of the day and year written below, with such Agreement to be effective as of the Effective Date set forth herein.


WITNESS:



________________________________
_____________________________

                                   Dated: December 30, 2004

                                   COMPANY:

ATTEST:                                 FLYI, INC.



_______________________________                               BY:
____________________________
Richard J. Kennedy,                               Kerry B. Skeen,
Secretary                                  Chairman    &    Chief
Executive Officer
                                   Dated: December 30, 2004

ATTEST:                            INDEPENDENCE AIR, INC.



_______________________________                               BY:
____________________________
Richard J. Kennedy,                          Kerry B. Skeen,
Secretary                                  Chairman    &    Chief
Executive Officer
                                   Dated: December 30, 2004